Calculation of Filing Fee Tables
S-8
BCE INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares	Other	5,100,000	$ 25.37	$ 129,387,000.00	0.0001381	$ 17,868.34
Total Offering Amounts:						$ 129,387,000.00		$ 17,868.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,868.34
Offering Note
[1]	This Registration Statement on Form S-8 (this "Registration Statement") registers common shares of BCE Inc. (the "Registrant") that are authorized for issuance under (i) the BCE Inc. Share Unit Plan for Senior Executives and Other Key Employees (1997) (the "Executive DSU Plan"), (ii) the Amended and Restated BCE Inc. Share Unit Plan for Non-Employee Directors (1997) (the "Director DSU Plan") and (iii) the BCE Inc. Restricted Share Unit Plan for Executives and Other Key Employees (2004) (the "RSU Plan"). In the event of any share dividend, share split or other similar transaction involving the common shares, the number of common shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). Amount Registered: Represents (i) 2,000,000 common shares reserved for issuance under the Executive DSU Plan; (ii) 100,000 common shares reserved for issuance under the Director DSU Plan and (iii) 3,000,000 common shares reserved for issuance under the RSU Plan. Proposed Maximum Offering Price Per Unit: Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the reported average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on February 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A